                                                                  EXHIBIT (10.9)

                       TRANSITIONAL EMPLOYMENT AGREEMENT
                           (EXECUTIVE OFFICER GROUP)
                           -------------------------


     This Agreement is made as of this 26th day of January, 1999, by and between First Oak Brook Bancshares, Inc., a Delaware corporation (the "Employer") and the undersigned executive officer (the "Executive").

                             W I T N E S S E T H:

     WHEREAS, the Executive has been employed for some years past by the Employer and/or one or more of its subsidiaries; and

     WHEREAS, the Employer wishes to assure both itself and the Executive of continuity of management in the event of any actual Change in Control (as defined in Paragraph 2) of the Employer on the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to provide such services and continuity; and

     WHEREAS, to achieve this purpose, the Board of Directors of the Employer considered and approved this Agreement to be entered into with the Executive as being in the best interests of the Employer and its stockholders;

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

     1.   Term  This Agreement shall become effective upon the occurrence of a
          ----
Change in Control (as defined in Paragraph 2, below) (hereinafter called the "Effective Date of this Agreement") and shall remain in effect for a term continuing until the end of the thirty-sixth (36th) calendar month following the month in which the Effective Date of this Agreement occurs; provided, however, that, anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Employer was terminated within six (6) months prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date of this Agreement" shall mean the date immediately prior to the date of such termination of employment.

     2.   Change in Control. For the purposes of this Agreement, a "Change in
          -----------------
Control" shall be deemed to have occurred if:

          (a) Any "person" is or becomes the "beneficial owner" directly or indirectly of securities of the Employer representing more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities entitled to vote generally in the election of directors (the "Voting Stock"); or

          (b) Continuing Directors cease for any reason to constitute at least a majority of the entire Board of Directors of the Employer; or

          (c) The consummation of a business combination involving the Employer (or any direct or indirect subsidiary of the Employer) occurs, unless after such a business combination (i) the shareholders of the Employer immediately prior to the business combination continue to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continuing) entity immediately after the business combination, and (ii) at least a majority of the members of the board of directors of the entity resulting from the business combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such business combination; or

          (d) A complete liquidation or dissolution of the Employer or consummation of the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of foregoing, "person" and "beneficial owner" shall be as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. A Change in Control shall not be deemed to have occurred under subparagraph (a) above, if the beneficial owner is a corporation owned directly or indirectly by the shareholders of the Employer in substantially the same proportions as their ownership of the Voting Stock, an employee benefit plan of the Employer or any subsidiary of the Employer, or any person who, as of January 26, 1999, is the beneficial owner of more than fifty percent (50%) of the Voting Stock. For purposes of subparagraph (b), an individual will be a "Continuing Director" if he or she is a director of the Employer on January 26, 1999, or becomes a director of the Employer thereafter, provided the individual was elected, or was nominated for an election to occur at a meeting of stockholders, by a majority of the Continuing Directors still in office; provided, however, that in no event shall an individual be considered a Continuing Director if the individual was designated for election or nomination by a person who has entered into an agreement with the Employer to effect an acquisition described in subparagraph (a) or a business combination described in subparagraph (c). For purposes of subparagraph (c), a business combination shall mean a merger or consolidation, or an issuance of securities by the Employer in connection with a merger or consolidation, involving the Employer (or any direct or indirect subsidiary of the Employer).

     3.   Employment.  The Employer hereby agrees to continue the Executive in
          ----------
its employ for a period of thirty-six (36) months commencing on the Effective Date of this Agreement (the "Employment Period"), with the same director and officer titles, duties and responsibilities as in effect immediately prior to the Effective Date of this Agreement. The Executive agrees that during the Employment Period he shall continue to devote such time to his executive duties as devoted prior to the Effective Date of the Agreement and shall perform such duties faithfully; provided, however, that Executive's continued service for other corporations and entities, and on any other corporate, civic, charity or foundation board shall not be deemed to breach Executive's obligations hereunder.

     4.   Compensation, Compensation Plans, Benefits and Perquisites. During the
          ----------------------------------------------------------
Employment Period, the Executive shall:

          (a) Receive an annual salary and director's fees at a rate which is not less than his rate of annual salary and director's fees immediately prior to the Effective Date of this Agreement, with the opportunity for increases from time to time thereafter which are in accordance with the regular practices of the Employer or its affiliates (which for purposes of this Agreement, shall mean any corporation or enterprise which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Section 414(b), (c), (m) or (o) of the Code (as defined in Paragraph 7 hereof), as is the Employer) with respect to executives with comparable duties, provided, however, that the rate of such annual salary (and director's fees) shall be increased by at least four percent (4%) on each first day of January which occurs during the Employment Period;

          (b) Be eligible to participate on a comparable basis, in each calendar year during which the Employment Period runs, in an annual bonus program maintained by the Employer or its affiliates in which executives with comparable duties are eligible to participate, provided that the annual bonus payable thereunder shall not be less than the average annual bonus paid to the Executive during the three calendar years immediately preceding the Effective Date of this Agreement;

          (c) Be eligible to participate on a comparable basis in the stock option or other equity incentive plans and any other bonus incentive compensation plans maintained from time to time by the Employer or its affiliates during the Employment Period and in which executives with comparable duties are eligible to participate;

          (d) Be entitled to participate (i) in any group or executive medical, dental, disability, life insurance, retirement, profit sharing, thrift and other plans and programs, including nonqualified and deferred compensation plans and programs, maintained from time to time by the Employer or its affiliates during the Employment Period and in which executives with comparable duties are eligible to participate and (ii) in the Executive Medical Plan, split-dollar and other special life insurance arrangements, and Stock Bonus Plan to the same extent the Executive participated in such benefits before the Effective Date of the Agreement; and

          (e) Be entitled to receive vacation and perquisites which are provided by the Employer or its affiliates from time to time during the Employment Period to executives with comparable duties, but in no event less favorable than the vacation and perquisites to which he was entitled immediately prior to the Effective Date of this Agreement (including, but not limited to, company car and allowances, club memberships and dues, subscriptions and travel).

     5.   Termination During Employment Period.
          ------------------------------------

          (a)  For purposes of this Agreement, the term "termination" shall mean
               (i) termination by the Employer of the employment of the Executive with the Employer and all of its affiliates for any reason other than death, disability or "cause" (as defined below), or (ii) resignation of the Executive for "constructive discharge" (as defined below).

          (b) The term "constructive discharge" shall mean the Executive's resignation from the Employer and all of its affiliates upon any one of the following:

               (i) the failure of the Employer to pay or provide the compensation, benefits and perquisites contemplated by Paragraph 4, other than an isolated, insubstantial and inadvertent failure which is remedied by the Employer promptly after receipt of written notice thereof given by Executive;

               (ii) there shall have occurred a material diminution in the Executive's title or duties and responsibilities from those in effect prior to the Effective Date of this Agreement; other than an isolated, insubstantial and inadvertent failure which is remedied by the Employer promptly after receipt of written notice thereof given by Executive;

               (iii) the Employer changes the Executive's (A) primary employment location to a place that is more than 35 miles from Executive's primary employment location as of the Effective Date of the Agreement and/or (B) regularly scheduled work hours significantly from such hours as of the Effective Date of the Agreement; and/or

               (iv) at any time for any reason prior to the first anniversary of the Effective Date of the Agreement.

          (c) The term "cause" means (i) felony conviction resulting from an act or acts of dishonesty or breach of trust, other than a felony predicated upon the Executive's vicarious liability or (ii) the Executive's continued and willful failure to substantially perform his duties under this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part will be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the interests of the Employer or its affiliates or not opposed to the interests of the Employer or its affiliates.

     6.   Termination Benefits.  In the event of a termination of the Executive
          --------------------
during the Employment Period, the Employer shall provide and the Executive shall be entitled to receive the following:

          (a) The Executive shall, notwithstanding such termination, be entitled to continue to receive salary payments and director's fees for thirty-six (36) months from the date of termination (which thirty-six month period shall be treated hereunder as a continuation of Employment Period) at the greater of (i) the rate required by Paragraph 4(a), (ii) in effect immediately prior to termination or the (iii) average annual salary received by the Executive during the five (5) calendar years immediately preceding the calendar year in which the Effective Date of this Agreement occurs.

          (b) The Executive shall receive a bonus payment with respect to each calendar year ending during such thirty-six (36) month period equal to the average annual cash bonus paid during the three calendar years immediately preceding the Effective Date of the Agreement, or if greater, the date of termination, plus a pro
                                                                         ---
               rata payment for the calendar year in which such thirty-six (36)
               ----
               month period ends based on such average annual cash bonus. The bonus payments for each calendar year shall be made within 30 days of the end of the calendar year to which such bonus relates.

          (c) The Employer shall maintain in full force and effect for the continued benefit of the Executive and the Executive's dependents and the group and executive medical and dental plans described in Paragraph 4(d)(i) and (ii) to which Executive would have been entitled if he had remained in the employ of the Employer through the remainder of the Employment Period (as extended in Paragraph 6(a) above), or if such continuation is not possible under the terms and provisions of such plans, programs, or arrangements, the Employer shall arrange to provide benefits substantially similar to those which the Executive (and, to the extent applicable, his dependents) would have been entitled to receive under such medical and dental plans if the Executive had remained a participant in such plans, programs or arrangements for such period.

          (d) Upon the expiration of the extended Employment Period, (i) coverage under the Executive Medical Plan shall continue after the extended Employment Period for the life of the Executive and his spouse at no cost to such Executive or spouse, and (ii) the Executive (and, if applicable, his dependents) shall be entitled to maintain group medical and dental coverage under the continuation coverage provisions of such plans ("COBRA Coverage"), which entitlement shall, notwithstanding any other provisions of the group plan to the contrary, be subject to termination only in the event of the failure of the Executive or the dependent to timely pay the appropriate premium for such coverage, provided that such coverage shall be secondary to any group coverage (including Medicare or any government-sponsored or mandated program) subsequently obtained or covering the Executive or dependent.

          (e) The Employer shall pay to the Executive the value of the stock options and other equity incentives which the Executive would otherwise have received if he remained in the employ of the Employer through the remainder of the Employment Period (as extended in Paragraph 6(a) above). The "value" of such stock options shall be equal to (i) the total number of shares subject to option comprising the average of the annual option awards made by the Employer or its affiliates during such remainder of the Employment Period to individuals employed by the Employer or one of its affiliates who received option awards and whose annual base salary is not less than 90% nor more than 110% of the applicable amount of the annual base salary and director's fee payments described in Paragraph (6)(a) above (or, if there are no individuals whose annual base salary falls with such range, then those whose base salary is not less than 90% nor more than 110% of the base salary of the individual whose base salary is next highest above the annual amount described in Paragraph 6(a)) (such individuals within such range the "Comparable Individuals"), multiplied by (ii) the value per option share, determined at the time of grant using the Black-Scholes option pricing model. The "value" of restricted stock or similar equity incentive awards shall be the total number of shares covered by the average of the other equity incentive awards made by the Employer or its affiliates during the remainder of the Employment Period to Comparable Individuals who received such awards, multiplied by the value of the restricted stock or other equity unit, determined based upon the fair market value of the Employer's or affiliate's stock as of the date the grant is made to the Comparable Individuals. Payments of the amounts described in this Paragraph 6(c) shall be made on each anniversary of the Executive's termination of employment, which payments shall equal the aggregate value described above as determined by reference to the stock options, restricted stock or other equity awards made by the Employer or its affiliates in the preceding 12 months.

          (f) The Employer shall pay to Executive the value of the Employer's Employee's Savings Plan, Stock Bonus Plan, Executive Deferred

               Compensation Plan, and any other executive or group life insurance, retirement, profit sharing, thrift and other plans and programs, including nonqualified and deferred compensation plans, described in Paragraph 4(d)(i) above, of the life insurance premium reimbursement and any other split-dollar and other special life insurance arrangements described in Paragraph 4(d)(ii) above, and of the perquisites described in Paragraph 4(e) above, which the Executive would otherwise have received if Executive remained in the employ of the Employer through the remainder of the Employment Period (as extended in Paragraph 6(a) above). For purposes of this Paragraph 6(e) The annual "value" of the employee benefit plans described in Paragraph 4(d)(i) and of the life insurance [and Stock Bonus Plan make-ups] described in Paragraph 4(d)(ii) shall be determined on the basis of the actual rate of contributions payments or accruals, as applicable, during the calendar year immediately preceding the Effective Date of this Agreement (or, if the value as to any such amount as so determined would be greater, during the calendar year immediately preceding the date of termination) and an annual "value" of the perquisites described in Paragraph 4(e) shall be 10.0% of the annual amount of the salary and the director's fees payments described in Paragraph 6(a) above. One-twelfth (1/12th) of the aggregate annual value of the benefits described in Paragraph 4(d)(i) and 4(d)(ii) and the perquisites described in this Paragraph 6(e) shall be paid to the Executive monthly for thirty-six (36) months following the date of termination.

          (g) From and after the date of a termination until full satisfaction of the obligations of the Employer hereunder and under the plans, programs and arrangements referred to herein and under any other agreement with respect to which Employer may be obligated to make post-employment payments to the Executive, the Employer shall maintain a grantor trust in form and substance reasonably acceptable to Executive to assist the Employer in the discharge of its obligations hereunder and under any other nonqualified, deferred compensation plan maintained by the Employer under which Executive has an interest. The Employer shall deposit assets and make contributions into the grantor trust in amounts necessary to maintain the assets of the grantor trust at a level equal to the present value of the obligations of the Employer to the Executive under this Agreement and any such plans, programs or arrangements. Such amounts due shall be paid from the grantor trust or by the Employer directly, in which case the Employer shall be entitled to reimbursement form the grantor trust.

     7.   Supplemental Compensation.  In the event it shall be determined
          -------------------------
that any payment or distribution of any type to or for the benefit of the Executive by the Employer, any of its affiliates, or any person who acquires ownership or effective control of the Employer or ownership of a substantial portion of the Employer's assets (within the meaning of Section 280G of the Code, and the regulations thereunder) or any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Total Payments"), is subject to the excise tax imposed by
Section 4999 of the Code or any similar successor provision or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Total Payments (not including any Gross-Up Payment). All determinations as to whether any of the Total Payments are "parachute payments" (within the meaning of Section 280G of the Code), whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and any amounts relevant to the foregoing sentence shall be made by an independent accounting firm selected by the Employer, which may be the accounting firm then regularly retained by the Company (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations, regarding the amount of any Gross-Up Payment and any other relevant matter, both to the Employer and the Executive, within five (5) days of a date of termination, if applicable, or such earlier time as is requested by the Employer or the Executive (if the Executive reasonably believes that any of the Total Payments may be subject to the Excise Tax). Any determination by the Accounting Firm shall be binding upon the Employer and the Executive. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Employer should have made Gross-Up Payments ("Underpayment"), or that Gross-Up Payments will have been made by the Employer which should not have been made ("Overpayments"). In either such event, the Accounting Firm shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of the Underpayment, the amount of such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive. In the case of an Overpayment, the Executive shall, at the direction and expense of the Employer, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Employer, and otherwise reasonably cooperate with the Employer to correct such Overpayment, including repayment of such Overpayment to the Employer.

     8.   No Obligation to Mitigate Damages.  The Executive shall not be
          ---------------------------------
obligated to seek other employment in mitigation of amounts payable or arrangements made under the provisions of this Agreement and the obtaining of any such other employment shall in no event effect any reduction of the Employer's obligations under this Agreement.

     9.   Enforcement; Arbitration.
          ------------------------

               (a) In the event the Employer shall fail to pay any amounts due to Executive or any successor under this Agreement or any plan, program or arrangement referred to herein as they come due, the Employer agrees to pay interest on such amounts at the prime rate of interest as from time to time published in The Wall Street Journal (Midwest Edition) plus four percent
                    -----------------------
                    (4%) per annum until paid.

               (b) Each of the Employer and the Executive or any successor shall have the right and option to elect to have any dispute or controversy arising under or in connection with this Agreement, or any plan, program or arrangement referred to herein, or any breach thereof, settled exclusively by arbitration, conducted before an arbitrator in accordance with rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Any such arbitration shall be held in Chicago, Illinois.

               (c) The Employer shall pay all reasonable legal fees, costs of litigation, and other reasonable expenses incurred by the Executive or any successor who is successful pursuant to legal judgment, arbitration or settlement in a challenge resulting from the Employer's refusal to pay any amounts due under this Agreement or any plan, program or arrangement referred to herein to which it is determined that the Executive or successor is entitled, or as a result of the Employer's contesting the validity, enforceability or interpretation of this Agreement or any such plan, program or arrangement.

               (d) As a condition precedent to the commencement of any action under this Agreement or any plan, program or arrangement referred to herein, each of the Employer or the Executive or any successor agree to provide written notice ("initial notice") at least fifteen (15) business days prior to initiating any such action wherein such party shall (i) agree to submit such dispute to non-binding mediation to be held in Chicago, Illinois at JAMS/Endispute (or a similar organization) within 30 days of such notice and (ii) indicate whether such party is invoking arbitration pursuant to Paragraph 10(b) above. The party receiving such notice shall agree to submit to such mediation and, if the initial notice did not include an election invoking arbitration, then the receiving party may by written notice within ten
                    (10) business days following receipt of the initial notice elect to invoke arbitration pursuant to said Paragraph 10(b).

     10.  Indemnification.  In the event that legal action is instituted
          ---------------
against Executive during or after the term hereof by a third party (or parties) based on the performance or nonperformance by Executive of his duties hereunder, the Employer will assume the defense of such action by its attorney or attorneys selected by the Employer reasonably satisfactory to the Executive and advance the costs and expenses thereof (including reasonable attorneys' fees) without prejudice to or waiver by the Employer of its rights and remedies against Executive. In the event that there is a final judgment entered against Executive in any such litigation, and Employer's Board of Directors determines that Executive should, in accordance with its charter, By-Laws, or insurance reimburse the Employer, Executive shall be liable to Employer for all such costs and expenses paid or incurred by it in the defense of any such litigation (the "Reimbursement Amount"). The Reimbursement Amount shall be paid by Executive within thirty (30) days after rendition of the final judgment. The Employer shall be entitled to set off the reimbursement amount against all sums which may be owed or payable by the Employer to Executive hereunder or otherwise. The parties shall cooperate in the defense of any asserted claim, demand or liability against Executive or the Employer or its subsidiaries or affiliates. The term "final judgment" as used herein shall be defined to mean the decision of a court of competent jurisdiction, and in the event of an appeal, then the decision of the appellate court, after petition for rehearing has been denied, or the time for filing the same (or the filing of further appeal) has expired.

     The rights to indemnification under this Paragraph 10 shall be in addition to any rights which Executive may now or hereafter have under the charter or by-laws of the Employer or any of its affiliates, under any insurance contract maintained by the Employer or any of its affiliates or any agreement between Executive and the Employer or any of its affiliates.

     11.  Payment in the Event of Death.  Upon the death of the Executive
          -----------------------------
prior to a termination, any payment due and owing by the Employer to Executive under this Agreement shall be made to such beneficiary as Executive may designate in writing, or failing such designation, the executor of his estate. Upon the death of the Executive after a termination has occurred, then the beneficiary designated by the Executive or, if no beneficiary has been designated, his executor shall be entitled to a lump sum death benefit equal to the present value of the payments that were remaining to be paid under Paragraph 6(a) as of the date of death. Such lump sum present value payment shall be determined using an interest rate per annum equal to the prime rate of interest as published in The Wall Street Journal (Midwest Edition) on the first business
                -----------------------
day of the month in which the Executive's death occurred and shall be paid within 30 days of the date of death. Such payments shall be in addition to the amount of the bonus payment, if any, which may thereafter be due under Paragraph 6(b), any other death benefits provided by the Employer or under any plan, program or arrangement maintained by the Employer.

     12.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing the Employer or, in the case of the Employer, at its principal executive offices.

     13.  Non-Alienation.  The Executive shall not have any right to pledge,
          --------------
hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

     14.  Governing Law.  The provisions of this Agreement shall be construed
          -------------
in accordance with the laws of the State of Illinois.

     15.  Amendment.  This Agreement may be amended or canceled by mutual
          ---------
agreement of the parties in writing (which, with respect to the Employer in the case of an amendment prior to the Effective Date of the Agreement, shall have been approved by resolution of a majority of the non-employee members of the Board of Directors of the Employer) without the consent of any other person and, so long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     16.  Binding Effect; Successors.  Except as otherwise provided herein,
          --------------------------
this Agreement shall be binding upon and inure to the benefit of the Employer and any successor of the Employer and to the benefit of Executive's executors, administrators, legal representatives, heirs and legatees. The Employer shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, expressly and unconditionally to assume and agree to perform the Employer's obligations under this Agreement, whereupon such successor or assignee shall become the Employer hereunder.

     17.  Severability.  In the event that any provision or portion of
          ------------
this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.


          IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Employer has caused this Agreement to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.


                         ________________________________
                         Executive

                         FIRST OAK BROOK BANCSHARES, INC.,
                         a Delaware Corporation

                         By:_____________________________
                         Its:____________________________
ATTEST:


____________________
Secretary